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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67573 of fonix/TM/ corporation on Form S-3 of our report dated March 28, 1997, incorporated by reference in the Annual Report on Form 10-K of fonix/TM/ corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 11, 1999